Exhibit (d)(ii)

                        FARMERS CAPITAL BANK CORPORATION
                       NONQUALIFIED STOCK OPTION AGREEMENT

This Agreement, effective as of ___________________, is between Farmers Capital Bank Corporation, a Kentucky corporation ("the Company"), and <<fmlname>>, an individual ("Employee"). This Agreement is made pursuant to the terms and conditions of the Farmers Capital Bank Corporation Nonqualified Stock Option Plan ("the Plan"), a copy of which is attached to this Agreement as Exhibit A.

1. Grant of Option. The Company grants to Employee an option to purchase
<<MSHARES>>,000 shares of the Common Stock of the Company (the "Shares"), on the
terms and conditions set forth in the Plan and in this Agreement.

2. Purchase Price. The Purchase Price of the Shares to be purchased pursuant to this option shall be $___________, which equals one hundred percent (100%) of the fair market value of the Shares on __________________.

3. Vesting. Employee's right to exercise the option granted in this Agreement shall vest as provided in this paragraph. This option shall become vested and exercisable with respect to <<FRACTION>> of the Shares on each of the
<<VESTING>> anniversary dates following the effective date of this Agreement.

4. The Plan. This option is granted pursuant to the Plan, the provisions of which are incorporated into this Agreement by reference, and in the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern.

5. No Transfer or Assignment of Option. Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate , or otherwise dispose of this option, or of any right or privilege conferred hereby, contrary to the provisions of this Agreement, or upon any attempted sale under any execution, attachment, or similar process upon the rights and privileges conferred hereby, this option and the rights and privileges conferred hereby shall immediately become null and void.

6. Method of Exercise.

(a) Notice. Employee may exercise this option by giving written notice to the Company pursuant to Paragraph 10(g). The notice shall specify the election to exercise this option and the number of Shares for which it is being exercised; provided, however, that no exercise for fractional Shares shall be permitted. The notice shall by signed by Employee. Employee shall deliver to the Company, at the time of giving the notice, payment in U.S. Dollars or a check in the full amount of the Purchase Price. Employee may also pay the Purchase Price by delivering and surrendering to the Company Shares which (i) have been owned by

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Employee for at least six (6) months; and (ii) have an aggregate fair market value on the date of surrender equal to the Purchase Price. In addition, the option may be exercised by delivering to the Company (i) an exercise notice instructing the company to deliver the certificates for the Shares purchased to a designated brokerage firm; and (ii) a copy of irrevocable instructions delivered to the brokerage firm to sell the Shares acquired upon exercise of the option and to deliver to the Company from the sale proceeds sufficient cash to pay the exercise price and applicable withholding taxes arising as a result of the exercise.

(b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall issue a certificate or certificates for the Shares as to Employee, registered in Employee's name (or in Employee's name and the name of Employee's spouse as community property or as joint tenants with a right of survivorship).

7. Term and Expiration.

(a) Term. This option, if it has not expired earlier under the provisions of Paragraph 7(b), shall expire in all events on the tenth (10th) anniversary of the effective date of this Agreement.

(b) Terminations of Options. The option granted under this Agreement, to the extent that it has not been exercised, shall terminate at the following times:
In the event of Employee's death, the option shall terminate six (6) months after the date of death. If Employee's employment ends because Employee becomes disabled, the option shall terminate twelve (12) months after the date on which Employee's employment ends. If Employee voluntarily resigns from the Company, the option shall terminate three (3) months after the date of resignation. If Employee's employment is terminated by the Company for reasons other than cause, the option shall terminate three (3) months after the date of termination of employment. If Employee's employment with the Company ends for any reason not mentioned above in this Paragraph 7(b), the option shall terminate on the date Employee's employment ends.

8. Legality of Initial Issuance. No Shares shall be issued upon the exercise of this option unless and until the Company has determined that all applicable provisions of state and federal securities laws have been satisfied.

9. Capital Adjustments.

(a) The Company's Freedom to Act. The existence of this Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, or preferred or preference stocks affecting the Shares or the rights thereof, or of any rights, options, or warrants to purchase any capital stock of the Company, or the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Company, whether of a similar character or otherwise.

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(b) Adjustment of Optioned Shares. The Shares with respect to which this option is granted are Shares of the Company as presently constituted; but if and whenever, prior to the delivery by the Company of all of the Shares with respect to which these options are granted, the Company shall effect a subdivision or consolidation of the Shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction in the number of the Shares outstanding without receiving compensation therefor in money, services, or property, the number of the Shares then remaining subject to option hereunder shall (i) in the event of an increase in the number of outstanding Shares, be proportionately increased, and the cash consideration payable per Share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding Shares, be proportionately reduced, and the cash consideration payable per Share shall be proportionately increased.

10. Miscellaneous Provisions.

(a) Withholding Taxes. In the event that the Company determines that it is required to withhold federal, state, or local tax as a result of the exercise of this option, Employee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.

(b) No Rights as a Shareholder. Employee shall have no rights as a shareholder with respect to any Shares subject to this option until the Shares have been issued in the name of Employee.

(c) No Employment Rights. Nothing in this Agreement shall be construed as giving Employee the right to be retained as an employee of the Company.

(d) Further Assurances. Each party to this Agreement agrees to perform any and all further acts and to execute and deliver any documents that may reasonable be necessary to carry out the provisions of this Agreement.

(e) Attorney's Fees. In any legal action or other proceeding brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky applicable to contracts wholly made and performed in the State of Kentucky.

(g) Notices. Any notice or other communication under this Agreement must be in writing and shall be effective upon delivery by hand; or three (3) business days after deposit in the United States mail, postage prepaid, certified or registered, and addressed to the Company or to Employee at the corresponding

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address below. Each party shall be obligated to notify the other in writing of any change in that party's address. Notice of change of address shall be effective only when done in accordance with this paragraph.

If to the Company, to:

Attention:  ________________
Farmers Capital Bank Corporation
P. O. Box 309
Frankfort, Kentucky  40602-0309

If to Employee, to:

<<fmlname>>
<<ADDRESS1>>
<<CITY>> <<STATE>>  <<ZIP>>

(h) Entire Agreement. This Agreement and the Plan, together with those documents that are referenced in the Agreement, are intended to be the final, complete, and exclusive statement of the terms of the agreement between Employee and the Company with regard to the subject matter of this Agreement. This Agreement and the Plan supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Agreement and the Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.

(i) Amendments. This Agreement may not be amended or modified except in a writing signed by both parties.

(j) Successors and Assigns. Employee agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, except as expressly permitted by this Agreement. Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void. Subject to the limitations set forth in this Agreement, the Agreement shall be binding on and inure to the benefit of the successors and assigns of the Company and any successors and permitted assigns of Employee, including any of his executors, administrators, or other legal representatives. It shall not benefit any person or entity other than those specifically enumerated in this Agreement.

(k) Severability. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

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(l) Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement. Unless the context requires otherwise, all references in this Agreement to Paragraphs are to the paragraphs of this Agreement.

(m) Counterparts. This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same instrument. The parties have duly executed this Agreement as of the date first written above.

FARMERS CAPITAL BANK CORPORATION


By: __________________________________________
Name:
Title:

EMPLOYEE


__________________________________________
<<fmlname>>